Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Capitalized terms used, but not defined, herein have the meaning assigned to them in the Original Report. Unless the context otherwise requires, the “Company,” “we,” “us,” or “our” refers to MarketWise, Inc. and its subsidiaries after the Closing, and Ascendant Digital Acquisition Corp. prior to the Closing.
Introduction
The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The following unaudited pro forma condensed consolidated financial statements present the combination of the financial information of ADAC and MarketWise, LLC, adjusted to give effect to the Transactions, including:
•the reverse recapitalization between ADAC and MarketWise, LLC, whereby no goodwill or other intangible assets are recorded;
•the consummation of the PIPE Investment pursuant to the Subscription Agreements; and
•the effectiveness of the Tax Receivable Agreement.
ADAC was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. ADAC was incorporated in the Cayman Islands on February 11, 2020. On July 28, 2020, ADAC consummated its initial public offering of 41,400,000 units, including 5,400,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to ADAC of $414,000,000. Simultaneously with the consummation of the initial public offering, ADAC completed the private sale of 10,280,000 private placement warrants at a purchase price of $1.00 per warrant to the Sponsor, generating gross proceeds to ADAC of $10,280,000. The 20,700,000 public warrants issued in the ADAC units and the 10,280,000 private placement warrants were each exercisable for one ADAC Class A ordinary share at an exercise price of $11.50. Following the initial public offering, including the exercise of the over-allotment option, and the sale of the private placement warrants, a total of $414,000,000 was placed in the Trust Account. At the close of the Transactions, immediately prior to the effect of redemptions, there was approximately $414,270,280 held in the Trust Account. ADAC had 24 months from the closing of its initial public offering (by July 28, 2022) to complete an initial business combination.
MarketWise, LLC was organized in the State of Maryland as a limited liability company on January 30, 2013. It was reorganized in the State of Florida as a limited liability company effective May 1, 2015 and, effective February 26, 2021, was reorganized in the State of Delaware as a limited liability company. MarketWise is a leading multi-brand platform of subscription businesses that provides premium financial research, software, education, and tools for self-directed investors. MarketWise offers a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 combines the historical balance sheets of ADAC and MarketWise, LLC on a pro forma basis as if the Transactions and related transactions had been consummated on June 30, 2021. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021 combines the historical statements of operations of ADAC and MarketWise, LLC for such period on a pro forma basis as if the Transactions and related transactions had been consummated on January 1, 2020.
The unaudited pro forma condensed consolidated financial statements have been presented for illustrative purposes only and do not necessarily reflect what MarketWise’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the pro forma condensed consolidated financial information may not be useful in predicting the future financial condition and results of operations of MarketWise. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of ADAC was derived from the unaudited financial statements of ADAC as of and for the six months ended June 30, 2021, which are incorporated by reference into the Amendment. The historical financial information of MarketWise was derived from the unaudited financial statements of MarketWise, LLC as of and for the six months ended June 30, 2021, which are incorporated by reference into the Amendment. This information should be read together with ADAC’s and MarketWise, LLC’s audited consolidated financial statements and related notes, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or ADAC and MarketWise, LLC and other financial information incorporated by reference into the Amendment and the Original Report.
We expect the Transactions to be accounted for akin to a reverse recapitalization in accordance with GAAP. The Transactions do not result in a change in control of MarketWise, LLC as Monument & Cathedral controls both MarketWise, LLC and MarketWise through its rights to (x) nominate the majority of the members of the board of directors of MarketWise, LLC under MarketWise, LLC’s existing operating agreement and (y) through its control of MarketWise, LLC prior to Closing, seven of the nine directors to be appointed to the board of directors of MarketWise effective upon the Closing. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities, and non-controlling interests of MarketWise, LLC and ADAC are recognized at their carrying amounts on the date of the Transactions.
The historical financial information has been adjusted to give pro forma effect for certain transaction accounting adjustments to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions, Domestication, and PIPE Investment. The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.
Description of the Transactions
On March 1, 2021, ADAC entered into the Transaction Agreement with MarketWise, LLC and the Existing MarketWise Equityholders. Pursuant to the Transaction Agreement, prior to the Closing, ADAC (i) consummated the Domestication, by virtue of which each then issued and outstanding ADAC Class B ordinary share converted automatically into an ADAC Class A ordinary share, and immediately thereafter each then issued and outstanding ADAC Class A ordinary share converted automatically, on a one-to-one basis, into a share of MarketWise Class A common stock, (ii) entered into the Certificate of Incorporation to, among other things, (a) change the name of “Ascendant Digital Acquisition Corp.” to “MarketWise, Inc.,” (b) convert all then-outstanding ADAC Class A ordinary shares and ADAC Class B ordinary shares into MarketWise Class A common stock, and (c) authorize the issuance of MarketWise Class B common stock, (iii) adopted the Bylaws, and (iv) entered into the Tax Receivable Agreement with MarketWise, LLC and the Existing MarketWise Equityholders.
Additionally, at the Closing, the Existing MarketWise Equityholders, MarketWise, and MarketWise, LLC entered into the MarketWise Third A&R Operating Agreement, which, among other things, (i) restructured the capitalization of MarketWise, LLC to (a) authorized the issuance of MarketWise Units to MarketWise and (b) reclassify the existing units of MarketWise, LLC held by the MarketWise Members into MarketWise Units on a one-for-one basis and (ii) appointed MarketWise as the managing member of MarketWise, LLC.
Following the consummation of the transactions contemplated by the Transaction Agreement, MarketWise is organized in an “Up-C” structure whereby the MarketWise Members received a class of non-economic common stock (MarketWise Class B common stock) in MarketWise while retaining economic interests in MarketWise, LLC that are exchangeable for MarketWise Class A common stock or redeemable for cash. When a holder of MarketWise Class B common stock exchanges MarketWise Units for shares of MarketWise Class A common stock or redeems such MarketWise Units for cash, a number of shares of MarketWise Class B common stock equal to the number of such MarketWise Units will be immediately retired and will no longer be outstanding.

The consideration received by the Existing MarketWise Equityholders consisted entirely of equity consideration of 291,092,300 MarketWise Units (and accompanying shares of MarketWise Class B common stock) valued at $291,092,300 based on a $2.9 billion equity value.
The following summarizes the pro forma combined ownership of MarketWise common stock as of immediately following the consummation of the Transactions, assuming the earnout contingency relating to the Sponsor Earn Out Shares and MarketWise Management Member Earn Out Shares has not yet been met:

Shareholder	No. of Shares(3)	% Ownership
Existing MarketWise Equityholders(1)(2)	291,092,300	92.10%
Public shareholders	2,653,096	0.84%
Initial Shareholders(2)	7,299,000	2.31%
PIPE Investors	15,000,000	4.75%
Total	316,044,396	100.00%
__________________
(1)The Existing MarketWise Equityholders hold one share of MarketWise Class B common stock for each MarketWise Unit held by such Existing MarketWise Equityholder. The MarketWise Class B common stock has the same voting rights as the MarketWise Class A common stock but no economic rights.
(2)Excludes 3,051,000 Sponsor Earn Out Shares and up to 2,000,000 MarketWise Management Member Earn Out Shares, as the earnout contingency has not yet been met.
(3)Excludes shares of MarketWise Class A common stock issuable upon exercise of 20,700,000 public warrants and 10,280,000 private placement warrants.
The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of ADAC and MarketWise.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2021
(In thousands, except per share information)

	MarketWise, LLC (Historical)		ADAC (Historical)	Transaction Adjustments		MarketWise Pro Forma
Net revenue	$261,225		$—	$—		$261,225
Related party revenue	619		—	—		619
Total net revenue	261,844		—	—		261,844
Operating expenses:
Cost of revenue	159,638	(bb)	—	56,356	(bb)	215,994
Sales and marketing	148,711	(bb)	—	6,727	(bb)	155,438
General and administrative	572,090	(bb)	3,410	229,498	(bb)	801,588
				(3,410)	(dd)
Research and development	3,705		—	—		3,705
Depreciation and amortization	1,447		—	—		1,447
Related party expense	47		60	(60)	(dd)	47
Total operating expenses	885,638		3,470	289,111		1,178,219
Loss from operations	(623,794)		(3,470)	(289,111)		(916,375)
Other (expense) income, net	303		—	—		303
Change in fair value of derivative warrant liabilities	—		3,304	—		3,304
Interest income, net	12		59	(59)	(aa)	12
Net (loss) income before income taxes	(623,479)		(107)	(289,170)		(912,756)
Income tax benefit	—		—	(550)	(cc)	(550)
Net (loss) income	(623,479)		(107)	(289,720)		(913,306)
Net loss attributable to non-controlling interest	(1,131)		—	(842,689)	(ee)	(843,820)
Net (loss) income attributable to MarketWise, Inc.	$(622,348)		$(107)			$(69,486)
Loss per share:
Weighted average shares outstanding, basic and diluted						24,952
Basic and diluted loss per share						$(2.78)

Included in cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows:

Cost of revenue	$124,916		$—	$56,356	(bb)	$181,272
Sales and marketing	14,910		—	6,727	(bb)	21,637
General and administrative	508,694		—	229,498	(bb)	738,192
Total stock-based compensation expense	$648,520		$—	$292,581		$941,101

Change in fair value	$598,533	$—	$219,511	(bb)	$818,044
Vested units	43,880	—	73,070	(bb)	116,950
Distributions	6,107	—	—	(bb)	6,107
Total stock-based compensation expense	$648,520	$—	$292,581		$941,101
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2021
(In thousands)

	MarketWise, LLC (Historical)	MarketWise, LLC Pro Forma Adjustments		MarketWise, LLC Pro Forma	ADAC (Historical)	Transaction Adjustments		MarketWise Pro Forma
Assets
Current assets:
Cash and cash equivalents	$241,532	$(241,532)	(i)	$—	$417	$414,268	(a)	$120,497
						150,000	(b)
						(41,976)	(c)
						(14,490)	(d)
						(387,722)	(g)
Accounts receivable, net	8,965			8,965	—			8,965
Prepaid expenses	7,911			7,911	219			8,130
Related party receivables	775			775	—			775
Related party notes receivable, current	292			292	—			292
Restricted cash	500			500	—			500
Deferred contract acquisition costs	68,548			68,548	—			68,548
Other current assets	2,087			2,087	—			2,087
Total current assets	330,610	(241,532)		89,078	636	120,080		209,794
Property and equipment, net	1,300			1,300	—			1,300
Operating lease right-of-use assets	11,826			11,826	—			11,826
Intangible assets, net	9,496			9,496	—			9,496
Goodwill	23,338			23,338	—			23,338
Deferred contract acquisition costs, noncurrent	113,029			113,029	—			113,029
Related party notes receivable, noncurrent	861			861	—			861
Other assets	715			715	—			715
Investments held in Trust Account	—			—	414,268	(414,268)	(a)	—
Total assets	491,175	(241,532)		249,643	414,904	(294,188)		370,359
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Trade and other payables	4,718			4,718	275			4,993
Related party payables, net	1,231			1,231	6			1,237

Accrued expenses	65,258			65,258	2,777			68,035
Deferred revenue and other contract liabilities	324,675			324,675	—			324,675
Derivative liabilities	662			662
Operating lease liabilities	1,223			1,223	—			1,223
Other current liabilities	24,805			24,805	—			24,805
Total current liabilities	422,572	—		422,572	3,058	—		425,630
Class B members’ units	1,235,648	(1,235,648)	(m)	—	—			—
Deferred revenue and other contract liabilities, noncurrent	382,797			382,797	—			382,797
Deferred underwriting commissions	—			—	14,490	(14,490)	(d)	—
Derivative liabilities, noncurrent	1,955			1,955	50,497			52,452
Operating lease liabilities, noncurrent	7,512			7,512	—			7,512
Total liabilities	2,050,484	(1,235,648)		814,836	68,045	(14,490)		868,391
Commitments and Contingencies:	—			—	—			—
Class A ordinary shares subject to possible redemption	—			—	341,859	(341,859)	(g)	—
Stockholders’ equity (deficit):
Class A members’ units	(1,552,174)	1,552,174	(k)	—	—			—
Class A ordinary shares	—			—	1	(1)	(f)	—
Class B ordinary shares	—			—	1	(1)	(e)	—
Class A common stock	—			—	—	2	(b)	3
						—	(f)
						1	(e)
Class B common stock	—			—	—	29	(j)	29
Additional paid-in capital	—	(241,532)	(i)	1,807,263	34,735	149,998	(b)	1,812,534
		520,567	(l)			(41,976)	(c)
		1,528,228	(m)			1	(f)
						(45,863)	(g)
						(29)	(j)
						(61,858)	(l)
						(29,737)	(h)

Accumulated other comprehensive loss	(118)			(118)	—			(118)
Retained earnings (accumulated deficit)	—	(1,552,174)	(k)	(1,844,754)	(29,737)	29,737	(h)	(1,844,754)
		(292,580)	(m)
Non-controlling interest	(7,017)	(520,567)	(l)	(527,584)	—	61,858	(l)	(465,726)

Total stockholders' equity (deficit)	(1,559,309)	994,116	(565,193)	5,000	62,161	(498,032)
Total liabilities and stockholders’ equity (deficit)	$491,175	$(241,532)	$249,643	$414,904	$(294,188)	$370,359
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.Accounting Policies
Following consummation of the Transactions, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management has not identified differences that would have a material impact on the unaudited pro forma condensed consolidated financial information.
2.Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.
The historical financial information has been adjusted to give pro forma effect for certain transaction accounting adjustments to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions, Domestication, and PIPE Investment.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had MarketWise filed consolidated income tax returns during the period presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated statement of operations are based upon the number of shares of MarketWise common stock outstanding, assuming the Transactions occurred on January 1, 2020.
Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
(aa)Reflects the elimination of interest income earned on investments held in the Trust Account.
(bb)Reflects a non-recurring additional non-cash compensation expense of $292.6 million million for the six months ended June 30, 2021 related to the acceleration of the vesting as part of the Transactions for incentive compensation units of MarketWise, LLC granted to certain key employees (the “Class B Units”). Prior to the Transactions, the Class B Units were classified as liabilities because MarketWise, LLC’s existing operating agreement provided for call and put options for the Class B Units. This resulted in a requirement to expense all distributions to Class B Units, any valuation increases (non-cash) in the Class B Units, and the vesting of Class B Units (non-cash). Stock-based compensation related to the Class B Units also impacted 2021 operating expenses of MarketWise, LLC and totaled $648.5 million for the six months ended June 30, 2021. The following tables present the stock-based compensation expense included within the cost of revenue, sales and marketing, and general and administrative financial statement line items, as well as the stock-based compensation expense broken out by the change in fair value of the liability-classified Class B Units, the vesting of Class B Units, and the related cash distributions to Class B Units. Upon the consummation of the Transactions, MarketWise, LLC’s existing operating agreement was replaced with the Third A&R Operating Agreement and all of MarketWise, LLC’s existing units were converted into new MarketWise Units that are considered common equity, and no longer generate this type of stock-based compensation. Upon consummation of the Transactions, MarketWise implemented a traditional equity compensation plan and expects to incur greatly reduced stock-based compensation expense that will be similar to that of other public companies.

Six Months Ended June 30, 2021

(In thousands)	MarketWise, LLC (Historical)	ADAC (Historical)	Transaction Adjustments	MarketWise Pro Forma
Cost of revenue	$124,916	$—	$56,356	$181,272
Sales and marketing	14,910	—	6,727	21,637
General and administrative	508,694	—	229,498	738,192
Total stock-based compensation expense	$648,520	$—	$292,581	$941,101

Change in fair value	$598,533	$—	$219,511	$818,044
Vested units	43,880	—	73,070	116,950
Distributions	6,107	—	—	6,107
Total stock-based compensation expense	$648,520	$—	$292,581	$941,101

(cc)Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated effective tax rate of 2.1% for the six months ended June 30, 2021, after adjusting for additional stock-based compensation expense and the change in the fair value of the derivative warrant liabilities, which are non-deductible for tax purposes.
(dd)Reflects the elimination of ADAC’s historical income and expenses, including administrative support services, which ceases at closing.
(ee)Represents the allocation of net loss to the non-controlling interests due to the Retained Units held by the Existing MarketWise Equityholders. The amount has been calculated as follows:
MarketWise pro forma net loss before income taxes, excluding change in fair value of warrant liabilities; less net loss attributable to non-controlling interest of MarketWise, LLC; multiplied by the Retained Units of the Existing MarketWise Equityholders of 92.1%.
As a result, for the six months ended June 30, 2021, the net loss attributable to the non-controlling interests held by the Existing MarketWise Equityholders amounts to $842.7 million. The non-controlling interest related to other entities that are included in the MarketWise, LLC amount totaled $1.1 million.
Loss per Share

Six Months Ended June 30, 2021
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(69,486)

Denominator:
Public shareholders	2,653
PIPE Investors	15,000
Initial Shareholders	7,299
Pro forma weighted average shares outstanding, basic and diluted	24,952
Pro forma basic and diluted net loss per share(1)(2)(3)	$(2.78)

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(1)Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 20,700,000 public warrants and 10,280,000 private placement warrants.
(2)The combined pro forma net loss per share excludes the impact of 3,051,000 Sponsor Earn Out Shares and up to 2,000,000 MarketWise Management Member Earn Out Shares, as the earnout contingency has not been met.
(3)Shares of MarketWise Class B common stock do not participate in the earnings or losses of MarketWise and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of MarketWise Class B common stock under the two-class method has not been presented.
Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
(a)Reflects the reclassification of the Trust Account to cash and cash equivalents that became available at the time of the Transactions.
(b)Reflects proceeds of $150.0 million from the issuance and sale of 15,000,000 shares of MarketWise Class A common stock in the PIPE Investment pursuant to the Subscription Agreements.
(c)Reflects the payment of transaction costs incurred by ADAC and MarketWise for legal, financial advisory, and other professional fees reflected as a decrease in additional paid-in capital.
(d)Reflects the settlement of $14.5 million in deferred underwriters’ discounts.
(e)Reflects the conversion of ADAC Class B ordinary shares into MarketWise Class A common stock.
(f)Reflects the conversion of ADAC Class A ordinary shares into MarketWise Class A common stock.
(g)Reflects cash payment of $387.7 million to redeeming shareholders of ADAC Class A ordinary shares and the related reclassification of $341.9 million carrying value to additional paid-in capital.
(h)Reflects reclassification of ADAC’s historical accumulated deficit.
(i)Reflects the distribution by MarketWise, LLC made to the Existing MarketWise Equityholders immediately prior to the recapitalization, in accordance with MarketWise, LLC’s existing operating agreement, of all cash and cash equivalents of MarketWise, LLC as of such time.
(j)Represents the issuance of 291.1 million shares of MarketWise Class B common stock to the Existing MarketWise Equityholders with a resulting decrease in additional paid-in capital.
(k)Represents the allocation of accumulated losses of MarketWise, LLC reclassified into retained earnings.
(l)Represents the allocation of net assets to the non-controlling interests, which are primarily due to the Retained Units of the Existing MarketWise Equityholders.
(m)Represents:
1.the additional compensation expense of $292.6 million recorded in accumulated deficit and related to the acceleration of the vesting for Class B Units of MarketWise, LLC;
2.the corresponding elimination of the historical liability of $1,235.6 million; and
3.the resulting increase in additional paid-in capital (see footnote (bb) to the unaudited pro forma condensed consolidated statement of operations).